Exhibit 10.3

CSS INDUSTRIES, INC.

MANAGEMENT INCENTIVE PROGRAM

(As amended and restated, effective as of March 19, 2013)

SECTION 1. PURPOSE; DEFINITIONS. The purpose of the CSS Industries, Inc. Management Incentive Program (the “Program”) is to enable CSS Industries, Inc. (the “Company”) and its subsidiaries to motivate and reward favorable performance by the Company’s executive officers and other key employees of the Company and its subsidiaries by providing such individuals with the opportunity to receive cash bonus payments based upon the achievement of pre-established and objective performance goals for each fiscal year. The Program, which became effective on April 17, 2007 and was subsequently amended on June 3, 2008, is being amended and restated effective for Performance Periods beginning on or after April 1, 2013. Performance Periods beginning prior to April 1, 2013 are governed by the terms of the Program as in effect prior to the date of this amendment and restatement.

For purposes of the Program, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:

(a) “Award” means a cash bonus under the Program.

(b) “Board” means the Board of Directors of the Company, as constituted from time to time.

(c) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.

(d) “Committee” means the Human Resources Committee of the Board or such other committee appointed by the Board for purposes of the Program, provided that the Human Resources Committee or such other committee shall consist of members of the Board who are not employees of the Company or any subsidiary or affiliate thereof and, with respect to matters relating to Awards intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, who qualify as “outside directors” under Section 162(m) of the Code.

(e) “Fiscal Year” means the period beginning on April 1 and ending on March 31.

(f) “Participant” means the executive officers of the Company and any other key employee of the Company or any Subsidiary selected by the Committee to participate in the Program.

(g) “Performance Period” means each Fiscal Year or another period as designated by the Committee, so long as such period does not exceed one year.

(h) “Subsidiary” means a subsidiary of the Company.

SECTION 2. ADMINISTRATION OF PROGRAM. The Committee shall administer and interpret the Program, provided, that, the Program will not be interpreted in a manner that causes an Award intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code to fail to so qualify. The Committee shall have the power, from time to time, to: (i) select Participants; (ii) determine the terms and conditions of each Award, including without limitation the amount of cash, if any, to be paid to each Participant; (iii) establish the performance objectives for any Performance Period in accordance with Section 3 hereof and certify whether such performance objectives have been obtained; (iv) establish and amend rules and regulations relating to the Program, and to make all other determinations necessary and advisable for the administration of the Program; (v) adopt subplans to the Program, and (vi) correct any defect, supply any omission or reconcile any inconsistency in the Program or any Award.

Nothing in the Program shall be deemed to limit the ability of the Committee to grant Awards to Participants under the Program which are not intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code and which are not exempt from the limitations thereof; provided, however, that in no event may an Award be granted in substitution or replacement of an Award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

All decisions made by the Committee pursuant to the Program shall be made in the Committee’s sole and absolute discretion and shall be final and binding on the Participants and the Company and its Subsidiaries. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Program other than as a result of such individual’s willful misconduct.

SECTION 3. AWARDS.

(a) Eligibility. The Committee shall designate the Participants who shall be eligible to participate in the Program for a Performance Period.

(b) Performance Criteria. The Committee shall establish the performance objective or objectives in writing that must be satisfied in order for a Participant to receive an Award for that Performance Period, which shall be established before the beginning of the Performance Period or during a period ending no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code. In addition, at that time the Committee will also specify in writing the Performance Period during which the performance will be measured, the portion of Awards that will be payable upon the full, partial or over-achievement of specified performance objectives for that Performance Period, and any other conditions that the Committee deems appropriate and consistent with the Program and Section 162(m) of the Code, with respect to any Award that is intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code. Except with respect to an Award that is not intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, such performance objectives shall be objectively determinable and based upon one or more of the following criteria, as determined by the Committee for the applicable Performance Period (subject to adjustment in accordance with Section 3(b) below): the price of the Company’s stock, earnings per share, income before taxes and extraordinary items, net income, operating income, revenues, earnings before income tax, EBITDA (earnings before interest, taxes, depreciation and amortization), operational cash flow, after-tax or pre-tax profits, return on capital employed or return on invested capital, after-tax or pre-tax return on stockholders’ equity, limiting the level in, or increase in all or a portion of, the Company’s assets and/or liabilities, stockholder return, return on equity, growth in assets, unit volume, sales or market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

Performance goals may be established on a Company-wide basis or with respect to one or more Subsidiaries, products of any subsidiary, division or other operational unit of the Company or its Subsidiaries, as determined by the Committee; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. For Awards intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, the performance goals shall satisfy the requirements of “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they were established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The performance objectives for a particular Performance Period need not be the same for all Participants.

(c) Adjustments to Performance Criteria. The Committee may provide, at the time the performance goals are established in accordance with Section 3(a) or at any time with respect to any Award that is not intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, that adjustments will be made to the applicable performance goals to take into account, in any objective manner specified by the Committee, the impact of one or more of the following: (i) gain or loss from all or certain claims and/or litigation and insurance recoveries, (ii) the impairment of tangible or intangible assets, (iii) stock-based compensation expense, (iv) extraordinary, unusual or infrequently occurring events reported in the Company’s public filings, (v) restructuring activities reported in the Company’s public filings, (vi) investments, dispositions or acquisitions, (vii) gain or loss from the disposal of certain assets, (viii) gain or loss from the early extinguishment, redemption, or repurchase of debt, or (ix) changes in accounting principles that become effective during the Performance Period.

Any adjustment described in this Section 3(c) may relate to the Company, any Subsidiary or to any subsidiary, division or other operational unit of the Company or its Subsidiaries, as determined by the Committee at the time the performance goals are established or at any time with respect to any Award that is not intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code. Any adjustment shall be determined in accordance with generally accepted accounting principles and standards, unless such other objective method of measurement is designated by the Committee at the time performance goals are established. Notwithstanding the foregoing, adjustments will be made as necessary to any performance criteria related to the Company’s stock to reflect changes in corporate capitalization, including a recapitalization, stock split or combination, stock dividend, spin-off, merger, reorganization or other similar event or transaction affecting the Company’s stock.

(d) Maximum Award Amount Payable. The maximum amount payable hereunder to a Participant in any twelve month Performance Period will not exceed $2,000,000.

(e) Payment Conditioned on Continued Employment. Unless the Committee specifies another date at the time the performance objectives for a Performance Period are established, no Participant will be entitled to any payment hereunder, and no Award hereunder will be deemed to be earned, with respect to any particular Performance Period unless such Participant has remained continuously employed by the Company or its Subsidiaries through the last day of the Performance Period for which the Award relates.

(f) Negative Discretion. Notwithstanding anything else contained herein to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant hereunder based on individual performance or any other factors that the Committee, in its sole discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized hereunder. In no event shall the Committee have the discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals for Awards that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code.

SECTION 4. PAYMENT. To the extent that the Committee determines at the time of grant to qualify an Award as performance-based compensation under Section 162(m) of the Code, no Award shall be payable except upon written certification by the Committee following the Performance Period that the performance goals have been satisfied to a particular extent and that any other material terms and conditions precedent to payment of an Award have been satisfied. If the performance goals have not been satisfied for such Performance Period such Awards shall be forfeited. If the Committee does not determine at the time of grant to qualify an Award as performance-based compensation under Section 162(m) of the Code, no Award shall be payable except upon determination by the Committee that the performance objective or objectives have been satisfied to a particular extent and that any other material terms and conditions precedent to payment of an Award have been satisfied. Payment hereunder will be made as soon as practicable after the Committee certification or determination referenced above is completed. The Committee shall seek to complete the certification or determination referenced above so that any payment hereunder for a particular Performance Period will be made no later than 2 1/2 months following the end of the Fiscal Year containing the last day of the Performance Period to which the Award relates.

SECTION 5. GENERAL PROVISIONS.

(a) Amendment and Termination. The Program shall continue until the Board or the Committee amends, suspends, discontinues or terminates the Program, which may occur at any time, in the sole discretion of the Board or the Committee; provided, however, with respect to Awards intended as “qualified performance-based compensation,” the Program must be reapproved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders approved the Program, if required by Section 162(m) of the Code or the regulations thereunder, and no such action shall be effective without approval by the stockholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Participants as “qualified performance-based compensation” under Section 162(m) of the Code.

(b) Unsecured Creditor Status. A Participant entitled to payment hereunder shall rely solely upon the unsecured promise of the Company and its Subsidiaries and nothing herein contained shall be construed to give to or vest in a Participant or any other person now or at any time in the future, any right, title, interest, or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract, or other property of any kind whatever owned by the Company or its Subsidiaries, or in which the Company or its Subsidiaries may have any right, title, or interest, nor or at any time in the future.

(c) Non-Assignment of Awards. The Participant shall not be permitted to sell, transfer, pledge or assign any amount payable pursuant to the Program or an Award, provided that the right to payment of an Award earned hereunder may pass by will or the laws of descent and distribution.

(d) Separability. If any term or condition of the Program shall be invalid or unenforceable to any extent or in any application, then the remainder of the Program, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.

(e) Continued Employment. Neither the adoption of the Program nor the execution of any document in connection with the Program will: (i) confer upon any employee of the Company or a Subsidiary any right to continued employment with the Company or such Subsidiary, or (ii) interfere in any way with the right of the Company or such Subsidiary to terminate the employment of any of its employees at any time.

(f) Incapacity. If a Participant is unable to care for his or her affairs because of illness or accident, the Committee, in its sole discretion, may determine to pay any amount due such Participant under the Program to his or her legal representatives, administrators, or assigns or any other person claiming under or through such Participant, and any such payment shall be a complete discharge of the Company’s and its Subsidiaries’ obligations hereunder.

(g) Withholding. The Company and its Subsidiaries, as the case may be, shall withhold the amount of any federal, state, local or other tax, charge or assessment attributable to the payment of any Award as it may deem necessary or appropriate, in its sole discretion.

(h) Compliance with Section 409A of the Code. The Program is intended to comply with the short-term deferral rule set forth in the regulations under Section 409A of the Code, in order to avoid application of Section 409A to the Program. If, and to the extent that, any payment under this Program is deemed to be deferred compensation subject to the requirements of Section 409A of the Code, this Program shall be administered so that such payments are made in accordance with the requirements of Section 409A of the Code.

(i) Governing Law. The Program and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts of laws.